Exhibit 32
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     We, the undersigned Deborah M. Fretz and Neal E. Murphy, being, respectively, the President and Chief Executive Officer and the Vice President and Chief Financial Officer, of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., do each hereby certify that the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.
Date: October 31, 2007

/s/ Deborah M. Fretz
Name:	Deborah M. Fretz
Title:	President and Chief Executive Officer

/s/ Neal E. Murphy
Name:	Neal E. Murphy
Title:	Vice President and Chief Financial Officer

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